Amendment No. 3 to Participation Agreement
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.

Protective Life Insurance Company
First Variable Capital Services, Inc.
Investment Distributors, Inc.

                       Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), Protective Life Insurance Company ("you"), First Variable Capital Services, Inc. and Investment Distributors, Inc., your distributors, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated January 1, 2004 and subsequently amended May 1, 2006 and September 29, 2006 (the "Agreement").  The parties now desire to amend the Agreement in this amendment (the "Amendment").

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

 For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Investors Brokerage Services, Inc. is hereby added as a party to this Agreement ("Distributor").

2.
Section 1 and Section 2.2.1 are hereby each amended to reflect that Franklin Templeton Variable Insurance Products Trust (the "Trust") is organized as a statutory trust under the laws of the State of Delaware.

3.	Section 3.1.3 is amended and restated in its entirety as follows:

"3.1.3  We agree that shares of the Trust will be sold only to: (i) life insurance companies which have entered into fund participation agreements with the Trust ("Participating Insurance Companies") and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order; and (ii) investment companies in the form of funds of funds.  No shares of any Portfolio will be sold to the general public."

4.	Section 5.2 is amended and restated in its entirety as follows:

"5.2   If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares owned by subaccounts for which no instructions have been received from Contract owners in the same proportion as Trust shares of such Portfolio for which instructions have been received from Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law."

5.	Schedules A, B, C, D and G of the Agreement are deleted and replaced in their entirety with the Schedules A, B, C, D and G attached hereto, respectively.

6.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as ofMay 1, 2007.

THE COMPANY:	PROTECTIVE LIFE INSURANCE COMPANY

Title: Senior Vice President, Chief Operations and Technology Officer

DISTRIBUTORS OF THE COMPANY:

FIRST VARIABLE CAPITAL SERVICES INC.

Name:
Title: President

INVESTMENT DISTRIBUTORS, INC.

Name:
Title: President

INVESTORS BROKERAGE SERVICES, INC.

Name:
Title:

The Trust:                                                              FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Only on behalf of
each Portfolio listed
on Schedule C of
the Agreement

By:
Name:
Title:

The Underwriter:                                                      FRANKLIN/TEMPLETON DISTRJBUTORS, INC.

By:
Name:
Title:

Schedule A

The Company and its Distributors

THE COMPANY

Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223

A life insurance company organized under Tennessee law.

THE DISTRIBUTORS

First Variable Capital Services, Inc
2801 Highway 280 South
Birmingham, Alabama 35223

A corporation organized under Arkansas law.

Investment Distributors, Inc.
2801 Highway 280 South
Birmingham, Alabama  35223

A corporation organized under Tennessee law.

Investors Brokerage Services, Inc.
2500 Westfield Drive
Elgin, IL 60123

A corporation organized under Delaware law.

Schedule B

Accounts of the Company

Narne of Account	SEC Registration
Yes/No

Yes
Separate Account VL	Yes
First Variable Annuity Fund E	Yes
Protective Variable Annuity Separate Account	Yes
Protective Variable Life Separate Account	Yes
Protective Acquired Variable Annuity Separate Account
(formerly Chase Variable Annuity Separate Account)	Yes

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.  Franklin Flex Cap Growth Securities Fund - Class 2
2.   Franklin Income Securities Fund- Class 2
3.  Franklin Rising Dividends Securities Fund- Class 2
4.   Franklin Small-Mid Cap Growth Securities Fund- Class 2
5.  Mutual Shares Securities Fund- Class 2
            6.  Templeton Developing Markets Securities Fund- Class 2
7.  Templeton Foreign Securities Fund- Class 2
8.  Templeton Growth Securities Fund- Class
9.   Templeton Global Income Securities Fund- Class 2
10. Franklin U.S. Government Fund- Class 2

Schedule D

Contracts of the Company

1.  Capital Estate Builder VUL 8890
2.   Capital Solutions VUL 8980
3.   Capital One Pay VL 8960
4.  Capital Six VA 8860
5.  Capital No Load VA
6.   Capital Five VA 20224
7.  VISTA 20045
8.  Capital Retro Bonus 9000
9.  Protective Variable Annuity
10. Protective Advantage
11. Protective Variable Annuity II
12. Protective RewardsB2A
13. Protective Access
14. Protective Values
15. Protective ValuesAccess
16. Protective ValuesAdvantage
17. Protective Premiere II
18. Protective Preserver
19. Protective Executive
20. Protective Protector
21. Protective FI Variable Annuity
22. Protective RSG Advantage III
23. Protective RSG Preferred Plus

Schedule G

Addresses for Notices
To the Company:	Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223
Attention: Senior Associate Counsel- Variable

Annuities

To the Distributors:	First Variable Capital Services, Inc.
Investment Distributors, Inc.
Investors Brokerage Services, Inc.
2801 Highway 280 South
Birmingham, Alabama 35223
Attention: Senior Associate Counsel - Variable

Annuities

To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc.
140 Fountain Parkway, 8th Floor
St. Petersburg, FL 33716
Attention: Peter Jones, President

If to the Trust or Underwriter with a copy to:
Franklin Templeton Investments
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: General Counsel